                                                                Exhibit No. 99.1

Heller Equipment Asset Receivables Trust 1999-2
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Collections and Distribution

   Collection Period:                       January 02, 2001 to January 01, 2002
   Report Date:                                                 January 31, 2002


Available Amounts
-----------------
   Scheduled Payments plus Payaheads, net of Excluded Amounts                               79,752,344.86
   Prepayment Amounts                                                                       20,219,080.88
   Recoveries                                                                                4,303,083.90
   Investment Earnings on Collection Account and Reserve Fund                                  155,472.54
   Late Charges                                                                                130,193.11
   Servicer Advances                                                                         4,786,929.74
                                                                                           --------------

   Total Available Amounts                                                                 109,347,105.03
   -----------------------                                                                 --------------

Payments on Distribution Date
-----------------------------

   Trustee Fees (only applicable pursuant to an Event of Default)                                    0.00
   Unreimbursed Servicer Advances to the Servicer                                                    0.00
   Servicing Fee, if Heller Financial, Inc. is not the Servicer                                      0.00
   Interest due to Class A-1 Notes                                                                   0.00
   Interest due to Class A-2 Notes                                                             717,534.67
   Interest due to Class A-3 Notes                                                           6,069,081.74
   Interest due to Class A-4 Notes                                                           4,567,137.00
   Interest due to Class B Notes                                                               198,776.64
   Interest due to Class C Notes                                                               202,821.60
   Interest due to Class D Notes                                                               342,543.12
   Interest due to Class E Notes                                                               220,272.24
   Class A-1 Principal Payment Amount                                                                0.00
   Class A-2 Principal Payment Amount                                                       44,541,300.85
   Class A-3 Principal Payment Amount                                                       52,680,123.30
   Class A-4 Principal Payment Amount                                                                0.00
   Class B Principal Payment Amount                                                                  0.00
   Class C Principal Payment Amount                                                                  0.00
   Class D Principal Payment Amount                                                                  0.00
   Class E Principal Payment Amount                                                                  0.00
   Additional Principal to Class A-1 Notes                                                           0.00
   Additional Principal to Class A-2 Notes                                                           0.00
   Additional Principal to Class A-3 Notes                                                           0.00
   Additional Principal to Class A-4 Notes                                                           0.00
   Additional Principal to Class B Notes                                                             0.00
   Additional Principal to Class C Notes                                                             0.00
   Additional Principal to Class D Notes                                                             0.00
   Additional Principal to Class E Notes                                                             0.00
   Servicing Fee, if Heller Financial, Inc. is the Servicer                                          0.00
   Deposit to the Reserve Fund                                                                (192,486.13)
   Excess to Certificateholder                                                                       0.00

   Total distributions to Noteholders and Certificateholders                               109,347,105.03
   ---------------------------------------------------------                               --------------


Reserve Fund Schedule
---------------------
   ADCB as of the Collection Period ending January 01, 2002                                121,915,889.69
   Required Reserve Amount (Beginning Aggregate Principal Amount * 0.70%)                      977,912.62
   Initial Reserve Fund balance                                                              1,170,398.75
   Deposit to Reserve Fund - excess funds                                                            0.00
   Interim Reserve Fund Balance                                                              1,170,398.75
   Current period draw on Reserve Fund for Reserve Interest Payments                                 0.00
   Current period draw on Reserve Fund for Reserve Principal Payments                          192,486.13
   Excess to Certificateholder                                                                       0.00
   Ending Reserve Fund balance                                                                 977,912.62
   Reserve Fund balance as a percentage of ADCB as of the Collection Period                         0.80%

Heller Equipment Asset Receivables Trust 1999-2
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Note Factors

    Class A-1
    ---------
    Class A-1 principal balance                                            -
    Initial Class A-1 principal balance                        93,400,101.00

    Note factor                                                  0.000000000

    Class A-2
    ---------
    Class A-2 principal balance                                            -
    Initial Class A-2 principal balance                        77,498,323.00

    Note factor                                                  0.000000000

    Class A-3
    ---------
    Class A-3 principal balance                                52,783,396.70
    Initial Class A-3 principal balance                       105,463,520.00

    Note factor                                                  0.500489617

    Class A-4
    ---------
    Class A-4 principal balance                                67,262,695.00
    Initial Class A-4 principal balance                        67,262,695.00

    Note factor                                                  1.000000000

    Class B
    -------
    Class B principal balance                                   2,889,195.95
    initial Class B principal balance                           4,569,477.00

    Note factor                                                  0.632281539

    Class C
    -------
    Class C principal balance                                   2,889,195.95
    Initial Class C principal balance                           4,569,477.00

    Note factor                                                  0.632281539

    Class D
    -------
    Class D principal balance                                   4,622,713.40
    Initial Class D principal balance                           7,311,163.00

    Note factor                                                  0.632281540

    Class E
    -------
    Class E principal balance                                   2,311,356.38
    Initial Class E principal balance                           3,655,581.00

    Note factor                                                  0.632281539

Heller Equipment Asset Receivables Trust 1999-2
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Pool Data

Pool Data
---------
ADCB as of the first day of the Collection Period                                           231,135,655.16
ADCB as of the last day of the Collection Period                                            121,915,889.69

DCB of Contracts Defaulted during the Year                                                   17,625,581.92
Number of Contracts that became Defaulted Contracts during the year                                  69.00

DCB of Contracts Prepaid during the year                                                     19,238,548.98
Number of Prepaid Contracts during the year                                                          58.00

DCB of Contracts of that were added as Substitute Contracts during the year                   2,337,681.79
Number of Substitute Contracts during the year                                                       10.00

DCB of Contracts that became Warranty Contracts during the year                                       0.00
Number of Warranty Contracts during the year                                                          0.00

Recoveries collected relating to Defaulted Contracts during the year                          4,303,083.90



Delinquencies and Losses                                              Dollars                   Percent
------------------------                                              -------                   -------
   Current                                                        109,619,903.70                     89.91%
   31-60 days past due                                              7,583,270.20                      6.22%
   61-90 days past due                                              3,367,182.54                      2.76%
   Over 90 days past due                                            1,345,533.25                      1.10%
                                                                  --------------                    ------
   Total                                                          121,915,889.69                    100.00%

   31+ days past due                                               12,295,985.99                     10.09%

(i)  Cumulative ADCB of Defaulted Contracts (cumulative gross losses to date)                20,671,016.15
(ii) Cumulative Recoveries realized on Defaulted Contracts                                    6,386,500.27
     Cumulative net losses to date ((i)-(ii))                                                14,284,515.88
     Cumulative net losses as a percentage of the initial ADCB                                        3.91%